United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2011

(Date of Report)

ULTRALIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2011, the Board of Directors of Ultralife Corporation (the “Company”) amended and restated the Company’s

By-laws to reflect the Company’s current name, to clarify the language in certain provisions and specifically to amend the following:

1.	Article I, Section 1 to provide that the Company’s registered office shall be established and maintained at the same address as the Company’s registered agent maintains an office in the State of Delaware;

2.	Article II, Section 1 to remove a provision that provided for a default date for the Annual Meeting of Stockholders;

3.	Article III, Section 5 to provide that the Board of Directors shall have the authority to fix the compensation of the Company’s directors; and

4.	Article V, Section 3 to add a provision regarding uncertificated shares.

The above amendments were adopted to more clearly reflect the Company’s practices and not to initiate any change in the manner in which the Company governs itself. The Amended and Restated By-laws are attached to this Report as Exhibit 3.2. The summary above is qualified in its entirety of reference to the Amended and Restated By-laws.

Item 9.01 Financial Statements, Pro Forma Financials and Exhibits.

(a)	Exhibits

3.2	Amended and Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	ULTRALIFE CORPORATION

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated By-laws